Exhibit 10.28

NON-EMPLOYEE DIRECTOR

DEFERRED SHARE UNIT AWARD AGREEMENT

UNDER THE PATHEON N.V.

2016 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “Award Agreement”), dated as of [DATE] (the “Date of Grant”), is made by and between Patheon N.V., a Dutch public limited company (the “Company”), and [NAME] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Patheon N.V. 2016 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Share Units. The Company hereby grants to the Participant [NUMBER] restricted share units (the “RSUs”), subject to all of the terms and conditions of this Award Agreement and the Plan.

2. Form of Payment. Each RSU granted hereunder shall represent the right to receive one (1) Common Share.

3. Settlement. The RSUs are fully vested as of the Date of Grant. The Company will issue to the Participant a number of Common Shares equal to the number of RSUs (including any dividends described in Section 4, below) on the Participant’s separation from service (within the meaning of Section 409A of the Code).

4. Voting and Other Rights. The Participant shall have no rights of a shareholder until Common Shares are issued upon settlement of the Participant’s RSUs. Notwithstanding the foregoing, the bookkeeping account maintained for the RSUs granted pursuant to this Award Agreement shall be allocated additional RSUs on the payment date of any dividends on the Common Shares. Such dividends will be converted into additional RSUs by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of Common Shares equal to the number of shares covered by the RSUs by (ii) the Fair Market Value per Common Share on the payment date for such dividend. No interest or other earnings will be credited with respect to such payment.

5. Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6. No Rights to Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right with respect to continuation of his or her services as a director nor shall it interfere in any way with the right to terminate his or her services as a director of the Company at any time.

7. Tax Withholding. The Participant is responsible for all taxes, including any federal, state or local taxes, social security contributions and national insurance premiums due upon the grant of the RSUs and the issuance of Common Shares in respect of the RSUs. The Company or a Subsidiary shall be entitled to deduct from the Common Shares otherwise issuable hereunder or other compensation payable to the Participant any sums required by federal, state, local or foreign tax law to be withheld or to satisfy any applicable payroll deductions with respect to the grant, settlement or payment of any RSU.

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8. Section 409A Compliance. The intent of the parties is that the payments and benefits under this Award Agreement comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything to the contrary in this Award Agreement, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated service with the Company and its Affiliates for purposes of this Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in this Award Agreement, to the extent that any payment (including Common Share delivery) is to be made upon a separation from service, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier) to the extent necessary to avoid the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code.

9. Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

10. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11. No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal, state or foreign securities and/or tax laws.

13. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

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14. Entire Award Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts; Electronic Signature. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.

PATHEON N.V.

By ____________________________

Print Name: _____________________

Title: __________________________

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The undersigned hereby accepts and agrees to all the terms and provisions of the Plan and foregoing Award Agreement.

PARTICIPANT

Signature ____________________

Print Name: __________________

Director Deferred Share Unit Award Agreement

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